EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350
Patrick K. Gill
616-588-7420

Chemical Financial Corporation to Acquire O.A.K. Financial Corporation
Byron Bank to Consolidate With Chemical Bank

- Reinforces Commitment to Michigan
- $84 million acquisition to forge a stronger presence in key Grand Rapids Region
- Customers, shareholders, and employees expected to benefit from strength of combined well-capitalized institutions

Midland, MI and Byron Center, MI - January 8, 2010 - The boards of directors of Chemical Financial Corporation (NASDAQ: CHFC), holding company for Chemical Bank, and O.A.K. Financial Corporation (OTC.BB: OKFC), holding company for Byron Bank, today announced that they have signed a definitive agreement for Chemical Financial Corporation (Chemical) to acquire O.A.K. Financial Corporation (OAK) in an all-stock transaction. OAK's shareholders will be entitled to 1.306 shares of Chemical common stock for each share of OAK common stock. The transaction is valued at approximately $83.9 million as of December 30, 2009, the date on which the exchange ratio was established, including the conversion of stock options with an estimated fair value of $0.1 million.

"This merger results from a compelling strategic and cultural fit between two of Michigan's stronger institutions. The combination of Byron Bank's and Chemical Bank's strong lending teams and deposit franchises and Chemical Bank's capital strength will be a force in retaining and expanding current relationships, as well as forging new relationships, in the attractive western Michigan market," said David B. Ramaker, Chairman, President & Chief Executive Officer of Chemical. "While we believe this merger will facilitate future growth, we remain attuned to, and will continue to pursue, a wide variety of additional opportunities to leverage our capital strength during this challenging period for the industry."

"This merger clearly enhances our competitive position, branch distribution system and overall capabilities in the Grand Rapids market, which possesses both attractive demographics and solid long-term growth potential. Most importantly, it enables us to benefit from Byron Bank's outstanding staff, experienced bankers, and strong, community-oriented management team. We are confident that the combination of these two well-capitalized, community-focused institutions will present an attractive banking partner for customers and prospects not only in western Michigan, but statewide," added Ramaker.

The acquisition of OAK and its 14 branches in Ottawa, Allegan and Kent counties is expected to increase Chemical Bank's core deposit base by approximately $438 million. Chemical Bank is expected to rise from the 14th largest institution (ranked by deposit market share at June 30, 2009) in the Grand Rapids region to the 6th largest. At September 30, 2009, OAK had $840 million in total assets, $693 million in total loans and $701 million in total deposits. On a pro forma basis, as of September 30, 2009, the combined organization had approximately $5.1 billion in assets, $3.6 billion in loans and $4.1 billion in deposits in 143 banking offices across 31 counties in Michigan's lower peninsula.

The transaction is expected to close in the second quarter of 2010. Chemical expects to incur acquisition-related and integration costs of approximately $6.0 million. The transaction is expected to result in the reduction of approximately $3.8 million of OAK's annual operating expenses. The merger is expected to be accretive to earnings per share in 2011. Excluding the estimated acquisition-related and integration costs of approximately $6.0 million, the transaction is expected to be accretive to the operating results of Chemical in 2010. Chemical's estimated fair value credit adjustments in OAK's current loan portfolio would lower the recorded carrying amount of OAK's net loans between 3 percent and 5 percent. Chemical will obtain a third party valuation to assist in the fair value assessment of assets acquired and liabilities assumed, which will include the refinement of the fair value estimate of the loan portfolio as of the closing date.

Under the terms of the agreement, Chemical will acquire all outstanding shares of OAK common stock in a stock-for-stock merger transaction, which has been approved by the boards of directors of both companies. Upon the closing of the transaction, Chemical intends to consolidate OAK's banking subsidiary, Byron Bank, into Chemical's banking subsidiary, Chemical Bank, and operate under the Chemical Bank name.

Based on Chemical's average closing price on The Nasdaq Stock Market of $23.73 during the twenty trading days ended on December 30, 2009, which was used to establish the exchange ratio of 1.306 shares of Chemical common stock for each share of OAK common stock, the transaction values each share of OAK common stock at $31.00, representing a premium of 79 percent based on OAK's closing price on December 30, 2009 of $17.30 per share. The transaction consideration is comprised of a fixed number of 3,530,129 shares of Chemical common stock, subject to adjustment in certain limited circumstances. In addition, outstanding stock options of OAK will be converted into stock options of Chemical with an estimated fair value of approximately $0.1 million.

"We're proud of our accomplishments in west Michigan and, as part of Chemical, look forward to playing an even more significant role in this important region," said OAK President and Chief Executive Officer, Patrick K. Gill. Gill will become Chairman of Chemical Bank's western Michigan market and join Chemical's executive management team. "Chemical's strong balance sheet, experienced leadership, and commitment to Michigan and its people will not only allow us to maintain our focus in serving our current customers but will also enable us to serve larger customers in our communities while enhancing growth prospects for our team members and shareholders," added Gill.

The transaction remains subject to regulatory approval and other customary closing conditions, as well as approval of OAK shareholders. Chemical and OAK's boards of directors expect to receive all required approvals necessary to complete the transaction. Upon completion of the transaction, two independent members of OAK's board of directors will join the Chemical board of directors.

Chemical was advised by the investment banking firm of Keefe, Bruyette & Woods and the law firm of Warner Norcross & Judd LLP. OAK was advised by the investment banking firm of Donnelly Penman & Partners and the law firm of Varnum LLP.

About Chemical Financial Corporation

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At September 30, 2009, the Company had total assets of $4.3 billion. Chemical Financial Corporation's common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

About OAK Financial Corporation

OAK Financial Corporation owns Byron Bank and provides traditional banking services and products through 14 banking offices serving 14 communities in Kent, Ottawa and Allegan counties in west Michigan. Byron Bank owns two subsidiaries, Byron Investment Services, which offers mutual fund products, securities brokerage services, retirement planning services, and investment management and advisory services, and Byron Insurance Agency, which delivers a broad range of personal and business insurance products.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements regarding Chemical's outlook or expectations with respect to the planned acquisition of OAK, the expected costs to be incurred in connection with the acquisition, OAK's future performance and consequences of its integration into Chemical, and the impact of the transaction on Chemical's future performance. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of this press release, and each of Chemical and OAK has no duty, and do not undertake, to update them. Actual results or future events could differ, possibly materially, from those that are anticipated in these forward-looking statements.

Forward-looking statements are subject to the risks and uncertainties applicable to the respective businesses of Chemical and OAK generally that are disclosed in each company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in each company's current year Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (available on the Securities and Exchange Commission's (SEC) website at www.sec.gov). Forward-looking statements in this press release are subject to, among others, the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into Chemical after closing:

Completion of the transaction is dependent on, among other things, receipt of regulatory and OAK shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on Chemical's financial statements will be affected by the timing of the transaction, including in particular the ability to complete the acquisition in the second quarter of 2010.

The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

Chemical's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward, which have been under significant stress recently. Specifically, Chemical may incur more credit losses from OAK's loan portfolio than expected and deposit attrition may be greater than expected.

The integration of OAK's business and operations into Chemical, which will include conversion of OAK's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to OAK's or Chemical's existing businesses.

ADDITIONAL INFORMATION ABOUT THE CHEMICAL/OAK TRANSACTION

Chemical will file a registration statement with the SEC to register the securities that the OAK shareholders will receive if the merger is consummated. The registration statement will contain a prospectus and proxy statement and other relevant documents concerning the merger. Investors are urged to read the registration statement, the prospectus and proxy statement, and any other relevant documents when they become available because they will contain important information about Chemical, OAK, and the merger. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov.

The proposed transaction will be submitted to the shareholders of OAK for their consideration and approval. In connection with the proposed transaction, OAK will be filing a proxy statement and other relevant documents to be distributed to the shareholders of OAK. Investors are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Chemical and OAK, free of charge from the SEC's website (www.sec.gov), by contacting Chemical Financial Corporation, 333 East Main Street, P.O. Box 569, Midland, MI 48640-0569, Attention: Ms. Lori A. Gwizdala, Investor Relations, telephone 800-867-9757 or by contacting O.A.K. Financial Corporation, 2445 84th Street, SW, Byron Center, MI 49315, Attention: Mr. James A. Luyk, Investor Relations, telephone 616-588-7419. INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

OAK and its directors, executive officers, and certain other members of management and employees may be soliciting proxies from OAK shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of OAK shareholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about OAK's executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC's website (www.sec.gov). You can also obtain free copies of these documents from Chemical or OAK, as appropriate, using the contact information above.